EXHIBIT 3
                                                        ---------

                              BYLAWS
                                OF
                     ATMOS ENERGY CORPORATION
                    -------------------------
            (Amended and restated as of May 11, 1994)

                         ----- *** -----


                            ARTICLE I

                             OFFICES

     1.01  Registered Office.  The registered office shall be

located in the City of Dallas, County of Dallas, State of Texas.

     1.02  Other Offices.  The corporation also may have offices at such other places both within and without the State of Texas as the Board of Directors may from time to time determine or as the business of the corporation may require.



                            ARTICLE II

                     MEETINGS OF SHAREHOLDERS

     2.01  Place of Meetings.  All meetings of shareholders for the election of directors or for any other proper purposes shall be held at such place within or without the State of Texas as the

Board of Directors may from time to time designate, as stated in the notice of such meeting or a duly executed waiver of notice thereof.

     2.02  Annual Meeting.  An annual meeting of shareholders

shall be held at 11:00 a.m. on the second Wednesday of February of each year commencing in 1989, unless such day is a legal

holiday, in which case such meeting shall be held at the

specified time on the next full business day thereafter which is not a legal holiday.  At such meeting the shareholders entitled





to vote thereat shall elect a Board of Directors and may transact such other business as may properly be brought before the

meeting.

     2.03  Special Meetings.  Special meetings of shareholders

may be called by the Chairman of the Board of Directors, the

President, a majority of the Board of Directors, or as otherwise provided in the Articles of Incorporation or the Texas Business

Corporation Act.

     2.04  Notice of Annual or of Special Meeting.  Written or

printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten

(10) nor more than sixty (60) days before the date of the

meeting, either personally or by mail, by or at the direction of the Chairman of the Board, President, Secretary, or the officer or person calling the meeting to each shareholder of record

entitled to vote at such meeting.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

     2.05  Notice of Shareholder Proposals.  At any annual

meeting, only such business shall be conducted as shall have been brought before the annual meeting by or at the direction of the

Board of Directors or by any shareholder who complies with the procedures set forth in this Section 2.05.

     Except as otherwise provided by the Articles of

Incorporation, the only business which shall be conducted at any






annual meeting of the shareholders shall (i) have been specified in the written notice of the meeting (or any supplement thereto)

given as provided in Section 2.04 of the Bylaws, (ii) be brought before the meeting at the direction of the Board of Directors or the Chairman of the meeting or (iii) have been specified in a written notice (a "Shareholder Meeting Notice") given to the corporation, in accordance with all of the following

requirements, by or on behalf of any shareholder who shall have been a shareholder of record on the record date for such meeting and who shall continue to be entitled to vote thereat.  Each

Shareholder Meeting Notice must be delivered or mailed by first class United States mail, postage prepaid, to and received by,

the Secretary of the corporation, at the principal executive offices of the corporation, not less than 50 days nor more than

75 days prior to the annual meeting; provided, however, that if less than 65 days' notice or prior public disclosure of the date of the annual meeting is given or made to shareholders, notice by the shareholder to be timely must be received by the Secretary of the corporation not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made.

     Each Shareholder Meeting Notice shall set forth: (i) a

description of each item of business proposed to be brought

before the meeting; (ii) the name and address of the shareholder proposing to bring such item of business before the meeting;

(iii) the class and number of shares of stock held of record,

owned beneficially and represented by proxy by such shareholder as of the record date for the meeting (if such date shall then






have been made publicly available) and as of the date of such

Shareholder Meeting Notice; and (iv) all other information which would be required to be included in a proxy statement filed with the Securities and Exchange Commission if, with respect to any such item of business, such shareholder were a participant in a solicitation subject to Section 14 of the Securities Exchange Act of 1934.  No business shall be brought before any meeting of shareholders of the corporation otherwise than as provided in this paragraph or the Articles of Incorporation.

     2.06  Business at Special Meeting.  The business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice thereof.

     2.07  Quorum of Shareholders.  Unless otherwise provided in the Articles of Incorporation, the holders of a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders.  If, however, a quorum shall not be present or represented at any meeting of the shareholders, the shareholders present in person or represented by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting,

until a quorum shall be present or represented.  At such

adjourned meeting at which a quorum shall be present or

represented, any business may be transacted which might have been transacted at the meeting as originally notified.

     2.08  Act of Shareholders' Meeting.  The vote of the holders of a majority of the shares entitled to vote and thus represented at a meeting at which a quorum is present shall be the act of the








shareholders' meeting, unless the vote of a greater number is required by law, the Articles of Incorporation, or these Bylaws.

     2.09  Voting of Shares.  Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares of any class are limited or

denied by the Articles of Incorporation or are otherwise provided by law.  Cumulative voting in the election of directors or

otherwise is expressly prohibited by the Articles of

Incorporation.  At each election for directors, every shareholder entitled to vote at such election shall have the right to vote,

in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has the right to vote.

     2.10  Proxies.  At any meeting of the shareholders, each

shareholder having the right to vote shall be entitled to vote either in person or by proxy executed in writing by the

shareholder or by his duly authorized attorney-in-fact.  Any such proxy shall be delivered to the secretary of such meeting at or prior to the time designated by the chairman of the meeting or in the order of business for so delivering such proxies.  No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy.  Each proxy shall be revocable unless expressly provided therein to be

irrevocable and unless otherwise made irrevocable by law.  Unless required by statute or determined by the chairman of the meeting to be advisable, the vote on any question need not be by ballot.

On a vote by ballot, each ballot shall be signed by the






shareholder voting or by such shareholder's proxy, if there be such proxy.

     2.11  Voting List.  The officer or agent having charge of

the stock transfer books for shares of the corporation shall make, at least ten (10) days before each meeting of shareholders,

a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and number of shares held by each shareholder, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the corporation and shall be subject to the inspection by any shareholder at any time during usual business hours.  Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting.  The original stock

transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any such meeting of shareholders.

     2.12  Order of Business.  The order of business of each

meeting of the shareholders of the corporation shall be

determined by the chairman of the meeting.  The chairman of the meeting shall have the right and authority to prescribe such rules, regulations, and procedures and to do all such acts and things as are necessary or desirable for the conduct of the

meeting, including, without limitation, the establishment of the procedures for the dismissal of business not properly presented,

maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the corporation,






restrictions on entry to such meetings after the time prescribed for commencement thereof, and the opening and closing of the voting polls.

     2.13  Action by Written Consent Without a Meeting.  Any

action required or permitted by law, the Articles of

Incorporation or these Bylaws to be taken at a meeting of the shareholders may be taken without a meeting if a consent in

writing, setting forth the action so taken, is signed by all of the shareholders entitled to vote with respect to the subject matter thereof.  Such consent shall have the same force and

effect as a unanimous vote of shareholders.



                           ARTICLE III

                        BOARD OF DIRECTORS

     3.01  Powers.  The business and affairs of the corporation shall be managed by its Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by law, the Articles of Incorporation or these

Bylaws directed or required to be exercised and done by the

shareholders.

     3.02  Number of Directors.  The number of directors of the corporation constituting the Board of Directors shall be not less than three (3) nor more than fifteen (15).  The first Board of

Directors shall consist of three (3) directors; thereafter, the number of directors shall be determined in accordance with these

Bylaws by resolution of the Board of Directors or of the

shareholders, but no decrease shall have the effect of shortening the term of any incumbent director.






     3.03  Election and Term.  The directors shall be divided

into three classes, designated Class I, Class II and Class III.

Each class shall consist, as nearly as may be possible, of one-

third of the total number of directors constituting the entire

Board of Directors.  At the 1989 annual meeting of shareholders,

Class I directors shall be elected for a one-year term, Class II directors for a two-year term and Class III directors for a

three-year term.  At each succeeding annual meeting of

shareholders beginning in 1990, successors to the class of

directors whose term expires at that annual meeting shall be elected for a three-year term.  Directors shall be elected by a majority vote of the outstanding shares entitled to vote thereon.

If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible,

and any additional director of any class elected to fill a

vacancy resulting from an increase in such class shall hold

office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of

directors shorten the term of any incumbent director.  A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation,

retirement, disqualification or removal from office.

     3.04  Nominations of Directors.  Nominations for election to the Board of Directors of the corporation at a meeting of

shareholders may be made by the Board of Directors, or by any shareholder of the corporation entitled to vote for the election






of directors at such meeting.  Such nominations, other than those made by the Board of Directors, shall be made by notice in

writing delivered or mailed by first class United States mail,

postage prepaid, to and received by the Secretary of the

corporation, at the principal executive offices of the

corporation, not less than 50 days nor more than 75 days prior to any meeting of shareholders called for the election of directors;

provided, however, that if less than 65 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, such nomination shall have been received by the

Secretary of the corporation not later than the close of business on the tenth day following the day on which the notice of meeting was mailed or such public disclosure was made.  Such notice shall set forth:  (i)  the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (ii)  the class and number of shares of stock held of record, owned beneficially and represented by proxy by such

shareholder as of the record date for the meeting (if such date shall then have been made publicly available) and of the date of such notice; (iii)  a representation that the shareholder is a holder of record of stock of the corporation entitled to vote at such meeting and that the shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iv)  a description of all arrangements or understandings between such shareholder and each nominee and any other person or persons (naming such person or persons)

pursuant to which the nomination or nominations are to be made by such shareholder; (v) such other information regarding each






nominee proposed by such shareholder as would be required to be disclosed in solicitations for proxies for election of directors pursuant to the proxy rules of the Securities and Exchange

Commission; and (vi) the consent of each nominee to serve as a director of the corporation if so elected.  The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

     3.05  Vacancies.  Any vacancy occurring in the Board of

Directors may be filled by the affirmative vote of a majority of the remaining directors although less than a quorum of the Board of Directors.  A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.  Any directorship to be filled by reason of an increase in the number of directors may be filled by election at an annual meeting or special meeting of shareholders called for that purpose or may be filled by the board of directors for a term of office continuing only until the next election of one or more directors by the shareholders; provided, however, that the board of directors may not fill more than two such directorships during the period

between any two successive annual meetings of shareholders.

     3.06  Resignation and Removal.  Any director may resign at any time upon giving written notice to the corporation.  No

director shall be removed during his term of office except for cause and by the affirmative vote of the holders of seventy-five percent (75%) of the shares then entitled to vote at an election of directors.  If the shareholders of this corporation are then entitled to cumulative voting in the election of directors and if less than the entire Board is to be removed, no one of the






directors may be removed if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors, or if there be classes of directors, at an election of the class of directors of which he is a part.

     3.07  Compensation of Directors.  As specifically prescribed from time to time by resolution of the Board of Directors, the directors of the corporation may be paid their expenses of

attendance at each meeting of the Board and may be paid a fixed sum for attendance at each meeting of the Board or a stated

salary in their capacity as directors.  This provision shall not preclude any director from serving the corporation in any other capacity and receiving compensation therefor.  Members of special or standing committees may be allowed like compensation for

attending committee meetings.



                            ARTICLE IV

                      MEETINGS OF THE BOARD

     4.01  First Meeting.  The first meeting of each newly

elected Board of Directors shall be held without further notice immediately following and at the same place as the annual meeting of shareholders unless, by unanimous consent of the directors then elected and serving, such time or place shall be changed.

At such meeting, the Board of Directors shall elect one of its members to be Chairman of the Board, who shall preside at all meetings of the shareholders and the Board of Directors and

perform such other duties as the Board of Directors shall








prescribe and who shall serve as an ex-officio member of all committees of the Board.

     4.02  Regular Meeting.  Regular meetings of the Board of

Directors may be held with or without notice at such time and at such place either within or without the State of Texas as from time to time shall be prescribed by resolution of the Board of

Directors.

     4.03  Special Meetings.  Special meetings of the Board of

Directors may be called by the Chairman of the Board of Directors or the President, and shall be called by the Chairman of the

Board of Directors, the President or the Secretary on the written request of two directors.  Written notice of special meetings of the Board of Directors shall be given to each director at least two (2) days before the date of the meeting.

     4.04  Business at Regular or Special Meeting.  Neither the

business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

     4.05  Quorum of Directors.  A majority of the Board of

Directors shall constitute a quorum for the transaction of

business, unless a greater number is required by law or the

Articles of Incorporation.  If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement of the meeting, until a quorum shall be present.

     4.06  Act of Directors' Meeting.  The act of a majority of the directors present at a meeting at which a quorum is present






shall be the act of the Board of Directors unless the act of a greater number is required by law, the Articles of Incorporation,

or these Bylaws.

     4.07  Action by Written Consent Without a Meeting.  Any

action required or permitted by law, the Articles of

Incorporation or these Bylaws to be taken at a meeting of the

Board of Directors or any committee thereof may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all members of the Board of Directors or committee, as the case may be.  Such consent shall have the same force and effect as a unanimous vote at such meeting.



                            ARTICLE V

                            COMMITTEES

     The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee and one or more other committees,

each of which shall be comprised of one or more members and, to the extent provided in such resolution or in the Articles of

Incorporation or in these Bylaws, shall have and may exercise all of the authority of the Board of Directors, except that no such committee shall have the authority of the Board of Directors in reference to amending the Articles of Incorporation, approving a plan of merger or consolidation, recommending to the shareholders the sale, lease, or exchange of all or substantially all of the property and assets of the corporation otherwise than in the usual and regular course of its business, recommending to the shareholders a voluntary dissolution of the corporation or a






revocation thereof, amending, altering, or repealing the Bylaws of the corporation or adopting new Bylaws for the corporation,

filling vacancies in the Board of Directors or any such

committee, electing or removing officers, members of the Board of directors or members of any such committee, fixing the

compensation of any member of such committee, or altering or repealing any resolution of the Board of Directors which by its terms provides that it shall not be so amendable or repealable.

No such committee shall have the power or authority to declare a dividend or to authorize the issuance of shares of the

corporation.  Vacancies in the membership of the committee shall be filled by the Board of Directors at a regular or special

meeting of the Board.  The executive committee shall keep regular minutes of its proceedings and report the same to the Board when required.  The designation of such committee and the delegation thereto of authority shall not operate to relieve the Board of

Directors, or any member thereof, of any responsibility imposed upon it or him by law.



                            ARTICLE VI

                             NOTICES

     6.01  Methods of Giving Notice.  Whenever any notice is

required to be given to any shareholder or director under the provisions of any statute, the Articles of Incorporation or these

Bylaws, it shall be given in writing and delivered personally or mailed to such shareholder or director at such address as appears on the books of the corporation, and such notice shall be deemed to be given at the time when the same shall be deposited in the






United States mail with sufficient postage thereon prepaid.

Notice to directors may also be given by telegram or electronic communication, and notice given by such means shall be deemed given at the time it is delivered to the telegraph office or transmitted by means of electronic communication.

     6.02  Waiver of Notice.  Whenever any notice is required to be given to any shareholder or director under the provisions of any law, the Articles of Incorporation or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein,

shall be deemed equivalent to the giving of such notice.

     6.03  Attendance as Waiver.  Attendance of a director at a meeting shall constitute a waiver of notice of such meeting,

except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.



                           ARTICLE VII

               ACTION WITHOUT A MEETING BY USE OF
                       CONFERENCE TELEPHONE
               OR SIMILAR COMMUNICATIONS EQUIPMENT

     Subject to the provisions requiring or permitting notice of meeting, unless otherwise restricted by the Articles of

Incorporation or these Bylaws, shareholders, members of the Board of Directors or members of any committee designated by such Board may participate in and hold a meeting of such shareholders, Board or committee by means of conference telephone or similar

communications equipment by means of which all persons

participating in the meeting can hear each other, and






participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.



                           ARTICLE VIII

                             OFFICERS

     8.01  Executive Officers.  The officers of the corporation shall consist of a President, one or more Vice Presidents, a

Secretary, and a Treasurer, and may also include the Chairman of the Board if so designated as an officer by the Board of

Directors and such other officers as are provided for in Section

8.03 of this Article.  Any Vice President of the corporation may,

by the addition of a number or a word or words before or after the title "Vice President", be designated "Senior Executive",

"Executive", "Senior", "Trust", "Second" or "Assistant" Vice

President.  Each officer of the corporation shall be elected by the Board of Directors as provided in Section 8.02 of this

Article.  Any two or more offices may be held by the same person.



     8.02  Election and Qualification.  The Board of Directors,

at its first meeting after each annual meeting of shareholders,

shall choose a President, one or more Vice Presidents, a

Secretary, and a Treasurer, none of whom need be a member of the

Board.  The Board also may elect one or more Assistant

Secretaries and Assistant Treasurers.








     8.03  Other Officers and Agents.  The Board of Directors may

elect or appoint such other officers, assistant officers and agents as may be necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

     8.04  Salaries.  The salaries of all officers and agents of the corporation shall be fixed by resolution of the Board of

Directors.

     8.05  Term, Removal and Vacancies.  Each officer of the

corporation shall hold office until his successor is chosen and qualified or until his death, resignation or removal.  Any

officer may resign at any time upon giving written notice to the corporation.  Any officer or agent or member of a committee

elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interest of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the

person so removed.  Election or appointment of an officer or agent or member of a committee shall not of itself create

contract rights.  Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors.

     8.06  Chief Executive Officer.  The Board of Directors shall designate whether the Chairman of the Board or the President shall be the chief executive officer of the corporation.  The chief executive officer shall have all of the powers and duties as usually pertain to such position, including the power to make and sign contracts and agreements in the name of and on behalf of






the corporation and all other powers and duties granted by these

Bylaws to the President of the corporation.  In the event the

Chairman of the Board is designated the chief executive officer of the corporation, the Chairman of the Board shall have

supervisory powers over the President, all other officers of the corporation, and the business activities of the corporation.

     8.07  President.  The President shall be the chief operating officer of the corporation and shall have such powers and duties as usually pertain to such office, except as the same may be modified by the Board of Directors.  The President shall have general powers of oversight, supervision and management of the business and affairs of the corporation, shall see that all

orders and resolutions of the Board of Directors are carried into effect, and shall have the power to make and sign contracts and agreements in the name and on behalf of the corporation and to do or perform all other acts incident to the office of President or that are authorized or required by law.  The President shall preside at meetings of the shareholders in the absence of the

Chairman of the Board.  If the President is also a member of the

Board, he shall be ex-officio a member of all committees of the

Board and shall preside, in the absence of the Chairman of the

Board, at meetings of the Board.

     8.08  Vice President.  Unless otherwise determined by the

Board of Directors, one of the Vice Presidents shall, in the absence or disability of the President, perform the duties and exercise the powers of the President.  The various Vice

Presidents shall perform such other duties and have such other powers as the Board of Directors shall prescribe.






     8.09  Secretary.  The Secretary shall attend all meetings of the Board of Directors and of the shareholders, record all the proceedings of the meetings of the Board of Directors and of the shareholders in a book to be kept for that purpose and shall perform like duties for the standing committees when required.

He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings as may be prescribed by the

Board of Directors, Chairman of the Board, or the President.  He

shall keep in safe custody the seal of the corporation, and, when authorized by the Board of Directors, affix the same to any

instrument requiring it, and, when so affixed, it shall be

attested by his signature or by the signature of the Treasurer or an Assistant Secretary.

     8.10  Assistant Secretaries.  An Assistant Secretary, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary.  They shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

     8.11  Treasurer.  The Treasurer shall have the custody of

the corporate funds and securities, shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable

effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.  He shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such

disbursements, and shall render to the Chairman of the Board (if






he is the chief executive officer), President, and the Board of

Directors at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer, and of the financial condition of the corporation.

     8.12  Assistant Treasurers.  An Assistant Treasurer, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer.  They shall perform such other duties and have such other powers as the Board of Directors from time to time may prescribe.

     8.13  Officer's Bond.  If required by the Board of

Directors, any officer so required shall give the corporation a bond (which shall be renewed as the Board may require) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration  to the corporation, in case of his death, resignation, retirement or removal from

office, of any and all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.



                            ARTICLE IX

            INDEMNIFICATION OF OFFICERS AND DIRECTORS

     Subject to any limitation which may be contained in the

Articles of Incorporation, the corporation shall indemnify, to the fullest extent permitted by law, any person who was, is, or is threatened to be made a named defendant or respondent in any threatened, pending, or completed action, suit, or proceeding,






whether civil, criminal, administrative, arbitrative, or

investigative, any appeal in such action, suit, or proceeding,

and any inquiry or investigation that could lead to such an

action, suit or proceeding, by reason of the fact that such

person is or was a director or officer of the corporation, or,

while such person was a director of the corporation, is or was serving at the request of the corporation as a director, officer,

partner, venturer, proprietor, trustee, employee, agent, or

similar functionary of another corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, against judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses

(including attorney's fees) actually incurred by such person in connection with such action, suit, or proceeding.  In addition to the foregoing, the corporation shall, upon request of any such person described above and to the fullest extent permitted by law, pay or reimburse the reasonable expenses incurred by such person in any action, suit, or proceeding described above in advance of the final disposition of such action, suit, or

proceeding.



                            ARTICLE X

                     CERTIFICATES FOR SHARES

     10.01  Certificates Representing Shares.  The corporation

shall deliver certificates representing all shares to which

shareholders are entitled.  Such certificates shall be numbered and shall be entered in the books of the corporation as they are issued, and shall be signed by the Chairman of the Board,






President, or a Vice President, and the Secretary or an Assistant

Secretary of the corporation, and may be sealed with the seal of the corporation or a facsimile thereof.  The signatures of the

Chairman of the Board, President, or Vice President, and the

Secretary or Assistant Secretary, upon a certificate may be

facsimiles, if the certificate is countersigned by a transfer agent or registered by a registrar, either of which is other than the corporation itself or an employee of the corporation.  In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issuance.  If the corporation is authorized to issue shares of more than one class, each certificate

representing shares issued by such corporation (1) shall

conspicuously set forth on the face or back of the certificate a full statement of (a) all of the designations, preferences,

limitations and relative rights of the shares of each class

authorized to be issued and, (b) if the corporation is authorized to issue shares of any preferred or special class in series, the variations in the relative rights and preferences of the shares of each such series to the extent the same have been fixed and determined and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent

series; or (2) shall conspicuously state on the face or back of the certificate that (a) such a statement is set forth in the

Articles of Incorporation on file in the office of the Secretary of State of Texas and (b) the corporation will furnish a copy of






such statement to the record holder of the certificate without charge on written request to the corporation at its principal place of business or registered office.  If the corporation has by its Articles of Incorporation limited or denied the preemptive right of shareholders to acquire unissued or treasury shares of the corporation, each certificate representing shares issued by such corporation (1) shall conspicuously set forth on the face or back of the certificate a full statement of the limitation or denial of preemptive rights contained in the Articles of

Incorporation, or (2) shall conspicuously state on the face or back of the certificate that (a) such a statement is set forth in the Articles of Incorporation on file in the office of the

Secretary of State of Texas and (b) the corporation will furnish a copy of such statement to the record holder of the certificate without charge on request to the corporation at its principal place of business or registered office.  Each certificate

representing shares shall state upon the face thereof that the corporation is organized under the laws of the State of Texas,

the name of the person to whom issued, the number and class of shares and the designation of the series, if any, which such certificate represents and the par value of each share

represented by such certificate or a statement that the shares are without par value.  No certificate shall be issued for any share until the consideration therefor, fixed as provided by law,

has been fully paid.

     10.02  Restriction on Transfer of Shares.  If any

restriction on the transfer, or registration of the transfer, of shares shall be imposed or agreed to by the corporation, as






permitted by law, the Articles of Incorporation or these Bylaws,

each certificate representing shares so restricted (1) shall conspicuously set forth a full or summary statement of the

restrictions on the face of the certificate, or (2) shall set forth such statement on the back of the certificate and

conspicuously refer to the same on the face of the certificate,

or (3) shall conspicuously state on the face or back of the

certificate that such a restriction exists pursuant to a

specified document and (a) that the corporation will furnish to the record holder of the certificate without charge upon written request to the corporation at its principal place of business or registered office a copy of the specified document, or (b) if such document is one required or permitted to be and has been filed under applicable law, that such specified document is on file in the Office of the Secretary of State of Texas and

contains a full statement of such restrictions.  Unless such document was on file in the Office of the Secretary of State of

Texas at the time of the request, if the corporation fails within a reasonable time to furnish the record holder of a certificate,

upon such request and without charge, a copy of the specified document, the corporation shall not be permitted thereafter to enforce its rights under the restriction imposed on the shares represented by such certificate.  Any restriction on the

transfer, or registration of transfer, of shares of the

corporation, if reasonable and noted conspicuously on the

certificates representing such shares, may be enforced against the holder of the restricted shares or any successor or

transferee of the holder, including an executor, administrator,






trustee, guardian, or other fiduciary entrusted with like

responsibility for the person or estate of the holder.  Unless noted conspicuously on the certificates representing such shares,

a restriction, even though otherwise enforceable, is ineffective except against a person with actual knowledge of the restriction.

     10.03  Transfer of Shares.  Upon surrender to the

corporation or the transfer agent of the corporation of a

certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

     10.04  Lost, Stolen or Destroyed Certificates.  The Board of

Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed.  When authorizing such issue of a new certificate or certificates, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may require the owner of such lost, stolen or destroyed certificate or

certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.








     10.05  Closing of Transfer Books and Fixing Record Date.

For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other

proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, sixty (60) days.  If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders,

such books shall be closed for at least ten (10) days immediately preceding such meeting.  In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty (60) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken.  If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors

declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.  When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section 10.05,

such determination shall apply to any adjournment thereof, except






where the determination has been made through the closing of stock transfer books and the stated period of closing has

expired.

     10.06  Registered Shareholders.  The corporation shall be

entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any

equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Texas



                            ARTICLE XI

                        GENERAL PROVISIONS

     11.01  Dividends.  The Board of Directors from time to time may declare, and the corporation may pay, dividends on its

outstanding shares in cash, in property, or in its own shares,

except when the corporation is insolvent or when the payment thereof would render the corporation insolvent or when the

declaration or payment thereof would be contrary to any

restrictions contained in the Articles of Incorporation.  Such dividends may be declared at any regular or special meeting of the Board, and the declaration and payment shall be subject to all applicable provisions of law, the Articles of Incorporation and these Bylaws.

     11.02  Reserves.  Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in






their absolute discretion, deem proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall deem conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

     11.03  Reports.  The Board of Directors shall, when

requested by the holders of at least a majority of the

outstanding shares of the corporation, present full and clear written reports, not more often than quarterly, of the amount of business and the financial condition of the corporation.

     11.04  Checks.  All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors from time to time may designate.

     11.05  Fiscal Year.  The fiscal year of the corporation

shall be fixed by resolution of the Board of Directors.

     11.06  Seal.  The corporation may have a corporate seal and,

if the Board of Directors adopts a corporate seal, the corporate seal shall have inscribed thereon the name of the corporation and may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.



                           ARTICLE XII

                            AMENDMENTS

     The initial Bylaws of the corporation shall be adopted by

the Board of Directors.  The power to alter, amend, or repeal the

Bylaws or adopt new Bylaws, subject to repeal or change by action






of the shareholders, is vested in the Board of Directors.  Thus,

these Bylaws may be altered, amended, or repealed or new Bylaws may be adopted at any regular or special meeting of the Board of

Directors by the affirmative vote of a majority of the Board of

Directors, subject to repeal or change at any regular or special meeting of shareholders at which a quorum is present or

represented by the affirmative vote of seventy-five (75%) of the shares entitled to vote at such meeting and present or

represented thereat provided notice of the proposed repeal or change is contained in the notice of such meeting of

shareholders.  The Bylaws may contain any provision for the

regulation and management of the affairs of the corporation not inconsistent with law or the Articles of Incorporation.






























